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                                                                     EXHIBIT 4.2


      INDENTURE dated as of January 15, 1998 between Centennial Communications Corp., a Delaware corporation (the "Company"), and State Street Bank and Trust Company, as trustee (the "Trustee").


      The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 14% Senior Discount Notes due 2005 (the "Notes"):



                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE



Section 1.01.  Definitions.

      "Accreted Value" means, as of any date prior to January 1, 2003, an amount per $1,000 principal amount at maturity of Notes that is equal to the sum of (i) the initial offering price ($511.03 per $1,000 principal amount at maturity of Notes) of such Notes and (ii) the portion of the excess of the principal amount of such Notes over such initial offering price which shall have been amortized through such date, such amount to be so amortized on a daily basis and compounded semi-annually on each January 1 and July 1 at the rate of 14% per annum from the date of original issue of the Notes through the date of determination computed on the basis of a 360-day year of twelve 30-day months and as of any date on or after January 1, 2003, the principal amount of each Note.

      "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      "Additional Warrants" means the warrants, if any, of the Company issued upon exercise of the Option, each warrant to purchase such number of shares of Common Stock of the Company as the Initial Warrants as of the date of issuance of such Additional Warrants.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

      "Agent" means any Registrar, Paying Agent or co-registrar.

      "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

      "Asset Sale" means (i) the sale, lease, conveyance or other disposition (that is not for security purposes) of any assets or rights (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole
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will be governed by Section 4.17 hereof and/or Section 5.01 hereof and not by
Section 4.10 hereof), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1 million or (b) for net proceeds in excess of $1 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary,
(ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (iii) the granting of a Lien that is permitted by Section 4.12 hereof, and (iv) a Restricted Payment that is permitted by Section 4.07 hereof will not be deemed to be Asset Sales.

      "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

      "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

      "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

      "Business Day" means any day other than a Legal Holiday.

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

      "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than 270 days from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits maturing not more than 270 days from the date of acquisition, bankers' acceptances with maturities not exceeding 270 days, overnight bank deposits and money market deposit accounts, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bankwatch, Inc. rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing not more than 270 days from the date of acquisition.

      "Cayman Entities" means SMR Direct Cayman Corp. and Centennial Cayman
Corp.

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      "Change of Control" means the occurrence of any of the following:  (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries (other than the sale, lease, transfer, conveyance or other disposition (that is not for security purposes) of any of the assets of the Company's U.S. Operations or all of the Capital Stock of the Company's wholly-owned subsidiary SMR Direct USA, Inc. in conjunction with the sale of the Company's U.S. Operations), taken as a whole, to any "person" (as such term is defined in Section 13(d)(3) of the Exchange Act) or "group" (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Principals and their Related Parties, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), or "group" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50.1% of the Voting Stock of the Company (measured by voting power rather than number of shares), (iv) the Company consolidates with, or merges with or into, another "person" (as defined above) or "group" (as defined above) in a transaction or series of related transactions in which the Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any transaction where (A) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and (B) the "beneficial owners" (as defined above) of the outstanding Voting Stock of the Company immediately prior to such transaction own beneficially, directly or indirectly through one or more Subsidiaries, not less than a majority of the total outstanding Voting Stock of the surviving or transferee corporation immediately after such transaction or (v) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

      "Collateral Agent" shall have the meaning set forth in the Pledge
Agreement.

      "Company" means Centennial Communications Corp., a Delaware corporation, and any and all successors thereto.

      "Company Notes" means bonds, notes, debentures or similar instruments of the Company issued in connection with the acquisition of assets or a new Restricted Subsidiary.

      "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (ii) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iii) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (iv) non-cash items increasing such Consolidated Net Income for such period, in each case,

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on a consolidated basis determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

      "Consolidated Indebtedness" means, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of Indebtedness of such Person and its Restricted Subsidiaries, plus (ii) the total amount of Indebtedness of any other Person, to the extent that such Indebtedness has been guaranteed by the referent Person or one or more of its Restricted Subsidiaries, plus (iii) the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

      "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization or original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments on any series of preferred stock of such Person or any of its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

      "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

      "Contingent Warrants" means warrants issued to the Holders of the Notes, exercisable for 7.5% of the Common Stock of the Company on a fully diluted basis as of the date of such issuance after giving effect to the issuance of such Contingent Warrants, in the event that the Company does not consummate a

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Qualified Public Offering of its Qualified Capital Stock on or prior to January
1, 2001; provided that if the Company consummates a public or private offering or offerings of its Qualified Capital Stock resulting in aggregate gross proceeds of at least $25 million, the Company shall have until June 30, 2002 to consummate a Qualified Public Offering.

      "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or (iii) became a member of the Board of Directors as a result of being designated by a stockholder pursuant to, and in accordance with, the terms of Section 1 of the Stockholders Agreement, as such section is in effect on the date of the Indenture.

      "Convertible Notes" means the $10 million in aggregate principal amount of the Company's 9% Convertible Subordinated Notes due 2006.

      "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

      "Credit Facilities" means, with respect to the Company, one or more debt facilities or commercial paper facilities with banks or other institutional lenders (including, without limitation, leasing companies) providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

      "Debt to Cash Flow Ratio" means, as of any date of determination, the ratio of (i) the Consolidated Indebtedness of the Company as of such date to
(ii) the Consolidated Cash Flow of the Company for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available, determined on a pro forma basis after giving effect to all acquisitions or dispositions of assets made by the Company and its Restricted Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period. In addition, for purposes of calculating Consolidated Cash Flow for the computation referred to above, (a) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Debt to Cash Flow Ratio is made (the "Calculation Date") shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (b) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded.

      "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

      "Definitive Note" means a certificated Note registered in the name of the Holder thereof and

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issued in accordance with Section 2.06 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

      "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

      "Designated Equity Proceeds" means any net cash proceeds received by the Company after the date of this Indenture from the issuance and sale of its Qualified Capital Stock (other than Qualified Capital Stock sold to a Subsidiary of the Company) providing the basis for (i) a redemption of Notes in a transaction consummated in compliance with Section 3.07(b) hereof, (ii) an addition to the cumulative account calculated pursuant to clause (c) of the first paragraph of Section 4.07 hereof, (iii) the incurrence of additional Indebtedness pursuant to clause (viii) of the second paragraph of Section 4.09 hereof, (iv) an Investment pursuant to clause (vii) of the definition of "Permitted Investments" or (v) an Investment in a Permitted Business in Eastern Europe pursuant to the definition of "Permitted Business." In no event shall the same net cash proceeds be treated as Designated Equity Proceeds for more than one purpose under this Indenture. Once designated and used for a particular purpose, such net cash proceeds may not be redesignated or used for an alternative purpose. Not later than the date on which any such net cash proceeds are to be used for a particular purpose, the Company shall deliver to the Trustee an Officers Certificate stating the purpose for which such net cash proceeds are to be used. The Company will not be required, by virtue of this definition, to "earmark," segregate or otherwise separate any such net cash proceeds received by the Company from the issuance and sale of its Qualified Capital Stock.

      "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature.

      "Eastern Europe" means the countries of Albania, Armenia, Azerbaijan, Belarus, Bosnia, Bulgaria, Croatia, the Czech Republic, Estonia, Georgia, Herzegovina, Hungary, Latvia, Lithuania, Moldava, Poland, Romania, Russia, Slovenia, Slovakia, Ukraine and Yugoslavia.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Escrow Agent" means Morgan Stanley, Dean Witter, Discover & Co. as escrow agent.

      "Escrow Agreement" means the Escrow Agreement, dated as of January 15, 1998, by and among the Company, the Escrow Agent and any other parties listed thereto, as such agreement may be amended, modified or supplemented from time to time.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to
Section 2.06(f).

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      "Exchange Offer" has the meaning set forth in the Registration Rights
Agreement.

      "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

      "Excluded Stock" means all of the outstanding shares of Capital Stock of each foreign Subsidiary that, if pledged, would cause the undistributed earnings of such foreign Subsidiary (if such foreign Subsidiary had any such undistributed earnings) as determined for U.S. Federal income tax purposes to be treated as a deemed dividend to any parent company of such foreign Subsidiary for U.S. Federal income tax purposes; provided, however, that if any shares of Capital Stock of a foreign Subsidiary may subsequently be pledged without resulting in such a deemed dividend, such shares shall no longer be Excluded Stock and shall be pledged pursuant to the Pledge Agreement.

      "Existing Indebtedness" means up to $6,700,000 million in aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under any Credit Facility) in existence on the date of this Indenture, until such amounts are repaid.

      "Expansion Event" means such time as (i) the Company has consummated a Qualified Public Offering of its Qualified Public Stock and (ii) the Notes have traded for 10 days after the occurrence of such Qualified Public Offering at a price equal to 101% of their Accreted Value as demonstrated by a bid in writing from a broker for at least $2 million in aggregate principal amount of the Notes.

      "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

      "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person and its Subsidiaries for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that

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have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

      "Full Accretion Date" means January 1, 2003, the date when interest shall accrue on the Notes.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

      "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto issued in accordance with Sections 2.01, 2.06(b)(ii), 2.06(d)(ii) or 2.06(f) hereof.

      "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

      "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

      "Hedging Obligation" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements and arrangements designed to protect such Person against fluctuations in interest rates and (ii) foreign exchange swap agreements, foreign exchange option agreements, foreign exchange futures agreements and other agreements and arrangements designed to protect such Person against fluctuations in foreign currency exchange rates.

      "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the

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Guarantee by such Person of any indebtedness of any other Person.  The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

      "Indenture" means this Indenture, as amended or supplemented from time to time.

      "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

      "Initial Public Offering" means the first underwritten public offering (excluding any offering pursuant to Form S-8 under the Securities Act or any other publicly registered offering pursuant to the Securities Act pertaining to the issuance of shares of Common Stock or securities exercisable therefor under any benefit plan, employee compensation plan, or employee or director stock purchase plan) of Common Stock of the Company pursuant to an effective registration statement under the Securities Act.

      "Initial Purchasers" means Salomon Brothers Inc and Prudential Securities Incorporated, as Initial Purchasers.

      "Initial Units" means 40,000 Units, each consisting of $1,000 in principal amount at maturity of Notes and one Initial Warrant to purchase 64 shares of Common Stock of the Company at an exercise price of $.01 per share, subject to adjustment in certain circumstances.

      "Initial Warrants" means the warrants of the Company issued on the date hereof, each warrant initially to purchase 64 shares of Common Stock of the Company.

      "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

      "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Person held by the Company or such Restricted Subsidiary immediately following any such sale, disposition or issuance.

      "Latin America" means the countries of South America, Central America, the Caribbean and the Republic of Mexico.

      "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, Hartford, Connecticut or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

      "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

      "Liquidated Damages" means all liquidated damages then owing pursuant to
Section 5 of the Registration Rights Agreement.

      "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends or accretion of mandatorily redeemable preferred stock to redemption value, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

      "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness in connection with such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

      "Non-Recourse Debt" means Indebtedness of an Unrestricted Subsidiary (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
(iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

      "Non-U.S. Person" means a Person who is not a U.S. Person.

      "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

      "Notes" has the meaning assigned to it in the preamble to this Indenture.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

      "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Sections 11.04 and 11.05 hereof.

      "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections 11.04 and
11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

      "Option" means the option granted by the Company to the Initial Purchasers, exercisable on or prior to February 13, 1998, to purchase up to an additional 20,000 units, each consisting of $1,000 in principal amount at maturity of Notes and one Additional Warrant.

      "Participant" means, with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

      "Participating Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

      "Permitted Business" means (i) any wireless telecommunications business in Latin America or (ii) any business that is ancillary or related thereto in Latin America; provided that (a) on the occurrence of an Expansion Event, "Permitted Business" shall mean (1) any wireless telecommunications business or (2) any business that is ancillary or related thereto and (b) the Company may apply the aggregate net cash proceeds received by the Company after the date of this Indenture from the issuance and sale of its Qualified Capital Stock to an Investment in a Permitted Business in Eastern Europe to the extent the such net cash proceeds have been, and continue to be, designated as Designated Equity Proceeds to be applied pursuant to this definition as provided in the definition of "Designated Equity Proceeds" and such Investment shall be treated as a "Permitted Investment."

      "Permitted Investments" means (i) any Investment in the Company or in a Restricted Subsidiary of the Company that is engaged in a Permitted Business;
(ii) any Investment in Cash Equivalents; (iii) any Investment by the Company in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company that is engaged in a Permitted Business or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company and that is engaged in a Permitted Business; (iv) any Restricted Investment made as a result of the receipt of non-cash consideration from an

Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;
(v) any acquisition of assets in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (vi) any non-cash consideration received in connection with an Asset Sale that complies with Section 4.10 hereof; and (vii) Investments in a Person engaged in a Permitted Business, having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (vii) that are at the time outstanding, not to exceed the sum of (a) $7 million (which amount may only be used in connection with Permitted Businesses in the Republic of Chile) plus (b) 100% of the aggregate net cash proceeds received by the Company after the date of this Indenture from the issuance and sale of its Qualified Capital Stock to the extent that such net cash proceeds have been, and continue to be, designated as Designated Equity Proceeds to be applied to make Investments pursuant to this clause (vi) as provided in the definition thereof.

      "Permitted Liens" means, without duplication, each of the following:

      (i) Liens on assets of the Company securing borrowings under Credit Facilities permitted by the terms of this Indenture to be incurred and outstanding;

      (ii)   Liens in favor of the Company or any of its Restricted
   Subsidiaries;

      (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary;

      (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Company or any of its Restricted Subsidiaries other than the property so acquired;

      (v)    Liens existing on the date of this Indenture;

      (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

      (vii) Liens securing Obligations (other than Indebtedness) under governmental licenses, concessions or other authorizations;

      (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

      (ix) Liens securing Permitted Debt of Restricted Subsidiaries of the Company;

      (x)    Liens securing Vendor Indebtedness permitted by clause (iv) of
   Section 4.09 hereof; provided that such Liens shall not extend to any other property or assets of the Company or of any

Restricted Subsidiary other than the property or assets so acquired;

      (xi)   Liens securing the Notes;

      (xii) Liens securing the Convertible Notes until the earlier of such time as the Convertible Notes (a) are no longer outstanding or (b) have been converted pursuant to the terms thereof;

      (xiii) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

      (xiv) Liens securing Indebtedness incurred to refinance Indebtedness that has been secured by a Lien permitted under this Indenture; provided that (a) any such Lien shall not extend to or cover any assets or property not securing the Indebtedness so refinanced and (b) the refinancing Indebtedness secured by such Lien shall have been permitted to be incurred under Section
   4.09 hereof.

      (xv) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $1.0 million at any one time outstanding;

      (xvi) Liens to secure Attributable Debt that is permitted to be incurred pursuant to Section 4.18 hereof; provided that any such Lien shall not extend to or cover any assets of the Company other than the assets which are the subject of the sale and leaseback transaction in which the Attributable Debt is incurred; and

      (xvii) Liens securing Indebtedness permitted by clause (vi) of Section
   4.09 hereof; provided that such Liens shall not extend to any other property or assets of the Company or of any Restricted Subsidiary other than the property or assets so acquired.

      "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses and reasonable prepayment premiums incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

      "Pledge Agreement" means the Pledge Agreement dated as of the date of this Indenture and substantially in the form attached as Exhibit E hereto, as such agreement may be amended, modified or supplemented from time to time.

      "Pledged Collateral" means any assets of the Company defined as Pledged Collateral in the Pledge Agreement.

      "Principals" means any of (i) William J. Elsner, Jeff E. Rhodes, Bernard
G. Dvorak, Stephen W. Schovee, William D. Stanfill, Robert F. McKenzie, Adam Goldman, William Sprague, Michael N. Simkin, John Fullmer and Mark A. Leavitt,
(ii) Prudential Securities Incorporated and its Affiliates and (iii) Merrill Lynch Global Allocation Fund, Inc. and its Subsidiaries (or a wholly owned Subsidiary of the sole stockholder of any of the foregoing).

      "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

      "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

      "Qualified Public Offering" means the sale, in an underwritten Initial Public Offering registered under the Securities Act, of shares of the Company's Common Stock in which (i) the aggregate gross proceeds received by the Company for the shares is at least $25 million and (ii) the price per share paid by the public is at least $6.00 (as adjusted for stock splits, reverse stock splits, stock dividends and similar recapitalizations).

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "Registration Rights Agreement" means the Registration Rights Agreement, dated as of January 15, 1998, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

      "Registration Agreement" means the Third Amended and Restated Registration Agreement, dated as of January 15, 1998, by and among the Company, the Initial Purchasers and the other parties named on the signature pages thereof.

      "Regulation S" means Regulation S promulgated under the Securities Act.

      "Related Party" with respect to any Principal means (i) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (ii) a trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (i).

      "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

      "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

      "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

      "Rule 144" means Rule 144 promulgated under the Securities Act.

      "Rule 144A" means Rule 144A promulgated under the Securities Act.

      "Rule 903" means Rule 903 promulgated under the Securities Act.

      "Rule 904" means Rule 904 promulgated under the Securities Act.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Separation Date" means the earliest of (i) 360 days from the date of this Indenture, (ii) such date as Salomon Brothers Inc may, in its discretion, deem appropriate, and (iii) in the event of a Change in Control, the date the Company mails a notice thereof.

      "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

      "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date of this Indenture.

      "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      "Stockholders Agreement" means the second amended and restated stockholders agreement, dated as of October 3, 1997, by and among the Company and the persons identified on the signature pages thereto as in effect on the date of this Indenture, and as amended from time to time thereafter.

      "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

      "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. "" 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

      "Triggering Event" means the date immediately following the occurrence of the last of the following: (i) the consummation by the Company of a public or private offering or offerings of its Capital Stock resulting in aggregate gross proceeds of $50 million; (ii) the consummation by the Company of a Qualified Public Offering (which may be satisfied by the occurrence of a public offering described in clause (i) above that is a Qualified Public Offering); (iii) the Convertible Notes are freely convertible into shares of Common Stock; and (iv) after the occurrence of a Qualified Public Offering, the Common Stock is, for 10 consecutive days, trading at a price equal to two times the Conversion Price (as defined in the Convertible Notes) then in effect at the time of such Qualified Public Offering. The Convertible Notes will be deemed freely convertible into shares of Common Stock if the sole reason they are not so convertible is that they are subject to that certain Conversion Rights Agreement between the Company and the holder of the Convertible Notes.

      "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

      "U.S. Operations" means the Company's United States specialized mobile radio operations and related assets.

      "Unrestricted Global Note" means a permanent Global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

      "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

      "Unrestricted Subsidiary" means (i) any Subsidiary (other than any Subsidiary of the Company that owns all or a material portion of the assets owned by the Company or any Subsidiary of the Company on the date of this Indenture) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such
Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted

Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section
4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such Section). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

      "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

      "Units" means the Initial Units and any additional units issued in connection with the Option.

      "Vendor Indebtedness" means any Indebtedness (including, without limitation, Indebtedness under any credit facility entered into with any vendor or supplier or any financial institution acting on behalf of such vendor or supplier, including, without limitation, any financing provided by the Overseas Private Investment Corporation); provided that such Indebtedness is incurred solely for the purpose of financing the cost (including, without limitation, the cost of design, development, delivery, freight, insurance, import duties, value-added taxes, improvement, construction or integration) of equipment or other tangible assets necessary for the operation of wireless telecommunications networks or systems.

      "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors, managers or trustees of such Person.

      "Warrants" means the Initial Warrants, the Additional Warrants, if any, and the Contingent Warrants, if any.

      "Warrant Agent" means State Street Bank and Trust Company, as Warrant Agent pursuant to the Warrant

      "Warrant Agreement" means the Warrant Agreement dated as of the date hereof between the Company and State Street Bank and Trust Company, as Warrant Agent.

      "Warrant Shares" means shares of Common Stock of the Company issuable upon exercise of the Initial Warrants, the Additional Warrants and the Contingent Warrants pursuant to the terms of the Warrant Agreement.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

      "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than (i) directors' qualifying shares or (ii) shares of non-U.S. Restricted Subsidiaries sold to non-U.S. nationals as required by the laws of the jurisdiction of incorporation of such non-U.S. Restricted Subsidiary) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.



Section 1.02.  Other Definitions.

                                      Defined in
          Term                         Section

      "Affiliate Transaction"...........  4.11

      "Asset Sale"......................  4.10
      "Asset Sale Offer"................  3.09
      "Change of Control Offer".........  4.17
      "Change of Control Payment".......  4.17
      "Change of Control Payment Date"..  4.17
      "Covenant Defeasance".............  8.03
      "Custodian".......................  4.13
      "Event of Default"................  6.01
      "Excess Proceeds".................  4.10
      "incur"...........................  4.09
      "Legal Defeasance"................  8.02
      "Offer Amount"....................  3.09
      "Offer Period"....................  3.09
      "Paying Agent"....................  2.03
      "Payment Default".................  6.01
      "Permitted Debt"..................  4.09
      "Permitted Refinancing"...........  4.09
      "Purchase Date"...................  3.09
      "Refinancing Indebtedness"........  4.09
      "Registrar".......................  2.03
      "Restricted Payments".............  4.07
      "Unit Legend".....................  2.06
      "Warrant Agreement"...............  2.06


Section 1.03.  Incorporation by Reference of Trust Indenture Act.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Notes;

      "indenture security Holder" means a Holder of a Note;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee; and

      "obligor" on the Notes means the Company and any successor obligor upon the Notes.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.  Rules of Construction.

      Unless the context otherwise requires:

      (1) a term has the meaning assigned to it;

      (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

      (3)  "or" is not exclusive;

      (4) words in the singular include the plural, and in the plural include the singular;

      (5) provisions apply to successive events and transactions; and

      (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2
                                   THE NOTES

Section 2.01.  Form and Dating.

      The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

      The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

      Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend and the "Schedule of Exchanges in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02.  Execution and Authentication.

      Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

      If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

      A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

      The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in
Section 2.08 hereof.

      The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03.  Paying Agent to Hold Money in Trust.

      The Company shall maintain an office or agency where Notes may be presented for registration of transfer of for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

      The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

      The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

Section 2.04.  Paying Agent to Hold Money in Trust.

      The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.  Holder Lists.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA " 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA " 312(a).

Section 2.06.  Transfer and Exchange.

      (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or
(ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Sections 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

      (b) Transfer and Exchange of Beneficial Interests in the Global Notes.
The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs as applicable:

         (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

         (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests (other than a transfer of a beneficial interest in a Global Note to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Note), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase and the Participant account to be decreased or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture, the Notes and otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to
   Section 2.06(h) hereof.

   (iii) Transfer and Exchange of Beneficial Interests in a Restricted
Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of clause (ii) above and:

         (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer,
      (2) a Person participating in the distribution of the Exchange Notes or
      (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

         (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

         (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

         (D) the Registrar receives the following:

             (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;

             (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

             (3) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph
   (B) or (D) above.

         Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

      (c) Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes.

      (i) If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

         (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

         (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
      (1) thereof;

         (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

         (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
      (3)(a) thereof;

         (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

         (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

         (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

      (ii) Notwithstanding 2.06(c)(i) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

         (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

         (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

         (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

         (D) the Registrar receives the following:

            (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof;

            (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

            (3) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

      (iii) If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this
   Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this section 2.06(c)(iii) shall not bear the Private Placement Legend. A beneficial interest in an Unrestricted Global Note cannot be exchanged for a Restricted Definitive Note or transferred to a Person who takes delivery thereof in the form of a Restricted Definitive Note.

      (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

      (i) If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

         (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in items (2)(b) and (3) thereof;

         (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
      (1) thereof;

         (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

         (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
      (3)(a) thereof;

         (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

         (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

         (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of the Restricted Global Note.

      (ii) A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

         (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

         (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

         (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

         (D) the Registrar receives the following:

            (1) if the Holder of such Restrictive Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof;

            (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

            (3) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restrictive Definitive Notes are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

   Upon satisfaction of the conditions of any of the subparagraphs in this
   Section 2.06(d)(ii), the Trustee shall cancel the Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

      (iii) A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

      If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above.

      (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.06(e).

      (i) Restricted Definitive Notes may be transferred to and registered in the name of Persons who take delivery thereof if the Registrar receives the following:

         (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

         (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

         (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

      (ii) Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

         (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

         (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

         (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

         (D) the Registrar receives the following:

            (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof;

            (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

            (3) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

      (iii) A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request for such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof. Unrestricted Definitive Notes cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Note.

      (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the

Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by persons that are not (x) broker-dealers, (y) Persons participating in the distribution of the Exchange Notes or (z) Persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrent with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

      (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

      (i) Private Placement Legend.

         (A) Except as permitted by subparagraph (b) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

      "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE THIRD SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) IT IS ACQUIRING THIS
      NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI") (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(K) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(D) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT TO (A) THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT,
      (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI, THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM

      OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF A PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

         (B) Notwithstanding the foregoing, any Unrestricted Global Note or Unrestricted Definitive Note issued pursuant to subparagraphs (b)(iv),
      (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this
      Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

      (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

   "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

      (iii) Unit Legend. Each Note issued prior to the Separation Date shall bear the following legend (the "Unit Legend") on the face thereof:

   "THE NOTES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT AT MATURITY OF THE NOTES AND ONE WARRANT INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 64 SHARES, PAR VALUE $.01 PER SHARE, OF THE COMPANY. PRIOR TO THE CLOSE OF BUSINESS UPON THE EARLIEST TO OCCUR OF (i) 360 DAYS FROM THE DATE OF ISSUANCE, (ii) SUCH DATE AS SALOMON BROTHERS INC MAY, IN ITS DISCRETION, DEEM APPROPRIATE, OR (iii) IN THE EVENT OF A CHANGE OF CONTROL, THE DATE THE COMPANY MAILS A NOTICE THEREOF, THE NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE WARRANTS."

   Under the terms of the warrant agreement relating to the Warrants (the "Warrant Agreement"), the holder of this security may at any time on or after the Separation Date, at its option, by notice to the Trustee, elect to separate or separately transfer the Notes and the Warrants represented hereby, in whole or in part, and shall thereafter surrender this security to the Trustee for the exchange of this security, in whole or in part, for such Warrant or Warrants and for a Note or Notes of a like aggregate principal amount and of authorized denominations not bearing this Unit Legend; provided that no delay or failure on the part of the Trustee or the Warrant Agent to exchange this security for such Warrant or Warrants and Note or Notes shall affect the separation of such Notes and Warrants represented hereby or their separate transferability. Until such separation, the holder of this security is, for each $1,000 principal amount at maturity of Notes, also the record owner of one Warrant expiring January 1, 2005, to purchase 64 shares of Common Stock of the Company, par value $.01 per share (subject to adjustment as provided in the Warrant Agreement). The Company has deposited with the Trustee, as custodian for the Holder of the Notes bearing this Unit Legend, a certificate or certificates for Warrants to purchase an aggregate of 2,560,000 shares of Common Stock (subject to adjustment as provided in the Warrant Agreement). Prior to the separation of the Notes and the Warrants as described above, record ownership of the Warrants is transferable only by the transfer of this Note on the Note register maintained by the Company pursuant to this Indenture. After such separation, ownership of a Warrant is transferable only by the transfer of the certificate representing such Warrant in accordance with the provisions of the Warrant Agreement.

   By accepting a security bearing this Unit Legend, each holder of this security shall be bound by all of the terms and provisions of the Warrant Agreement (a copy of which is available on request to the Company or the Warrant Agent).

   Election to Exercise.  On or after the date on which the Warrants may be
   --------------------
   exercised pursuant to the terms of the Warrant Agreement, the Warrants may be exercised by obtaining from the Trustee, as custodian for Holders of securities bearing this Unit Legend, the required forms of election to exercise, declaration form and instructions for payment of the Exercise Price (as such term is defined in the Warrant Agreement). Upon receiving the required forms and payment of such Exercise Price, the Trustee as custodian for the Holder of the security bearing this Unit Legend, shall exercise such Warrants in accordance with the provisions of the Warrant Agreement.

   Election of Exchange.  The undersigned registered holder of the security
   --------------------
   represented hereby elects to
   separate its Notes and Warrants and to exchange this security (representing ownership of 64 Warrants evidenced by Warrant Certificates deposited with the Trustee) for a new Note in the principal amount hereof and a Warrant Certificate in the amount of said 64 Warrants.

   The undersigned registered holder of the security represented hereby irrevocably instructs the Trustee (A) to issue in the name of the undersigned registered holder a new Note (CUSIP 15134BAA0) not containing the above Unit Legend in the principal amount equal to the principal amount hereof and (B) to deliver this security to the Warrant Agent pursuant to the provisions of the Warrant Agreement with instructions to issue in the name of, or release to, such holder a Warrant Certificate (CUSIP 15134B110) representing the number of Warrants equal to the number of Warrants represented by this security and to issue a new Warrant Certificate to replace the Warrant Certificate held on deposit by the Trustee as custodian representing the number of Warrants equal to the difference between (x) the number of Warrants represented by the Warrant Certificate so held on deposit and (y) the number of Warrants represented by this security.


   Dated:

   Name of Holder of this security:________________________

   Address:  ______________________________________________

   Signature:______________________________________________


   Note: The above signature must correspond with the name as written upon the face of this security in every particular, without alteration or enlargement whatever and if the certificate representing any principal amount at maturity of this security or the associated Warrants is to be registered in a name other than that in which this security is registered.

      Until any Note and the Warrant with which it is initially issued are separated or separately transferred pursuant to the terms of the Unit Legend, the Trustee shall hold such Warrant as custodian on behalf of the holder of such Note bearing such legends.

      (iv) Original Issue Discount Legend. Each Note shall bear a legend in substantially the following form:


   "THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. YOU MAY CONTACT THE CHIEF FINANCIAL OFFICER OF CENTENNIAL COMMUNICATIONS CORP. AT 1600 WYNKOOP STREET, SUITE 300, DENVER, COLORADO 80202, TELEPHONE NUMBER: (303) 571-5050, WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING ORIGINAL ISSUE DISCOUNT."

      (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such increase.

      (i)    General Provisions Relating to Transfers and Exchanges.

      (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

      (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.17 and 9.05 hereof).

      (iii) The Registrar shall not be required to register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

      (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

      (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

      (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

      (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

      (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a transfer or exchange may be submitted by facsimile.

Section 2.07.  Replacement Notes.

      If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

      Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.  Outstanding Notes.

      The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

      If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

      If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

      If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.  Treasury Notes.

      In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows are so owned shall be so disregarded.

Section 2.10.  Temporary Notes.

      Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

      Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.  Cancellation.

      The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.  Defaulted Interest.

      If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

Section 3.01.  Notices to Trustee.

      If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02.  Selection of Notes to Be Redeemed.

      If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate; provided, however, that no Note of $1,000 in principal amount at maturity or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

      The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in principal amounts at maturity of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.  Notice of Redemption.

      Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

      The notice shall identify the Notes to be redeemed and shall state:

      (a)  the redemption date;

      (b)  the redemption price;

      (c) if any Note is being redeemed in part, the portion of the principal amount at maturity of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

      (d)  the name and address of the Paying Agent;

      (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

      (f)  that, unless the Company defaults in making such redemption payment,
   (i) in the case of Notes called for redemption on or after the Full Accretion Date, interest and Liquidated Damages, if any, on Notes called for redemption ceases to accrue on and after the redemption date and (ii) in the case of Notes redeemed prior to Full Accretion Date the principal amount of, and Liquidated Damages, if any, on Notes called for redemption ceases to accrete on and after redemption date;

      (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

      (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

      At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.  Effect of Notice of Redemption.

      Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, plus accrued and unpaid interest and Liquidated Damages, if any, to such date. A notice of redemption may not be conditional.

Section 3.05.  Deposit of Redemption or Purchase Price.

      One Business Day prior to the redemption date or the date on which Notes must be accepted for purchase pursuant to Section 3.09 or 4.17, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on and Liquidated Damages on, if any, all Notes to be redeemed or purchased.

      If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest and Liquidated Damages, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest and Liquidated Damages, if any, shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.  Notes Redeemed in Part.

      Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.  Optional Redemption.

      (a) Except as set forth in clause (b) of this Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to January 1, 2003. Thereafter, the Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on January 1 of the years indicated below:

          YEAR                                     PERCENTAGE
          ----                                     ----------
          2003. . . . . . . . . . . . . . . . . .    114.00%
          2004. . . . . . . . . . . . . . . . . .    107.00%

The Notes shall be redeemable at 100% of the principal amount on January 1, 2005.

          (b) Notwithstanding the provisions of clause (a) of this Section 3.07, at any time on or before January 1, 2001, the Company may, on any one or more occasions, redeem up to a maximum of 25% in aggregate principal amount at maturity of Notes at a redemption price equal to 114% of the Accreted Value thereof (determined at the redemption date) plus accrued and unpaid Liquidated Damages, if any, to the date of redemption, with the net cash proceeds received by the Company after the date of this Indenture from the issuance and sale of its Qualified Capital Stock in a public or private offering to the extent that such net cash proceeds have been, and continue to be, designated as Designated Equity Proceeds to be used for such purpose as provided in the definition thereof; provided that at least 75% aggregate principal amount at maturity of the Notes remain outstanding immediately after the occurrence of each such redemption; provided, further, that with respect to any private offering of Qualified Capital Stock of the Company to an Affiliate of the Company (or to any person who would be an Affiliate of the Company upon consummation of any such offering), such Qualified Capital Stock shall be issued and sold at a price no lower than (i) the price at which the Qualified Capital Stock is being sold to Persons that are not Affiliates of the Company in such offering if such Persons are purchasing a majority of the Qualified Capital Stock being sold in such offering or (ii) in all other cases, the fair market value thereof, as evidenced by an independent investment banking firm of national standing delivered to the Trustee and provided, further, that such redemption shall occur within 60 days of the date of the closing of any such public or private offering.

          (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08.  Mandatory Redemption.

          Except as set forth under Sections 4.10 and 4.17 hereof, the Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

Section 3.09.  Offer to Purchase by Application of Excess Proceeds.

          In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

          The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

          On the Commencement Date, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee.
The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

               (a) that the Asset Sale Offer is being made pursuant to this
     Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

               (b) the Offer Amount, the purchase price and the Purchase Date;

               (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest and Liquidated Damages, if any;

               (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest and Liquidated Damages, if any, after the Purchase Date;

               (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

               (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

               (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

               (h) that, if the aggregate Accreted Value or aggregate principal amount, as the case may be, of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 in principal amount at maturity or integral multiples thereof, shall be purchased); and

               (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

          On or before 12:00 p.m. (New York City time) on each Purchase Date, the Company shall irrevocably deposit with the Trustee or Paying Agent in immediately available funds the aggregate purchase price with respect to a principal amount of Notes equal to the Offer Amount, together with accrued and unpaid interest and Liquidated Damages, if any, thereon, to be held for payment in accordance with the terms of this Section 3.09. On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

          Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4
                                   COVENANTS

Section 4.01.  Payment of Notes.

          The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. If any Liquidated Damages become payable, the Company shall not later than three Business Days (i) deliver on Officers' Certificate to the Trustee setting forth the amount of Liquidated Damages payable to Holders and (ii) instruct the Paying Agent to pay such amount of Liquidated Damages to Holders entitled to receive such Liquidated Damages.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.  Maintenance of Office or Agency.

          The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03.  Reports.

          (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Restricted Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within the time periods set forth in the SEC's rules and regulations. In addition, commencing after the consummation of the Exchange Offer, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) within the time periods set forth in the SEC's rules and regulations and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA " 314(a).

          (b) For so long as any Notes remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04.  Compliance Certificate.

          (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Pledge Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Pledge Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture and the Pledge Agreement (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.  Taxes.

          The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06.  Stay, Extension and Usury Laws.

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.  Restricted Payments.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or such Restricted Subsidiary or dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal, or premium, if any, at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of Section 4.09; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made after the date of this Indenture (other than Restricted Payments permitted by clauses (ii), (iii) or (iv) of the following paragraph) shall not exceed, at the date of determination, the sum of (i) 50% of the Company's Consolidated Net Income for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended full fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus (ii) an amount equal to the net cash proceeds received by the Company after the date of this Indenture from the issuance and sale of its Qualified Capital Stock to the extent such net cash proceeds have been, and continue to be, designated as Designated Equity Proceeds to be added to the cumulative amount calculated pursuant to this clause (c) as provided in the definition thereof, plus (iii) an amount equal to the net cash proceeds received by the Company from the sale of Disqualified Stock or debt securities of the Company that have been converted into Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iv) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (v) 50% of any dividends received by the Company or any Wholly Owned Restricted Subsidiary of the Company after the date of this Indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period; provided that no cash proceeds received by the Company from the issuance or sale of any Equity Interests issued by the Company will be counted in determining the amount available for Restricted Payments under this clause (c) to the extent such proceeds were used to redeem, repurchase, retire or acquire any Equity Interests of the Company pursuant to clause (ii) of the next succeeding paragraph.

          The foregoing provisions shall not prohibit the following Restricted
Payments: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds (other than any such net cash proceeds that constitute Designated Equity Proceeds) of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; (v) the payment of cash (in lieu of the issuance of fractional shares of Common Stock) to holders of Warrants at the time of exercise of such Warrants as required by the terms of the Warrant Agreement; provided that the aggregate amount of such payments shall not exceed $100,000;
(vi) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by (A) any member of the Company's (or any of its Restricted Subsidiaries') management or board of directors or (B) any consultant to the Company (or any of its Restricted Subsidiaries), in each case, pursuant to any management equity subscription agreement, stock option agreement or other similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $250,000 in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; and (vii) the payment of amounts in respect of Equity Interests by any Restricted Subsidiary organized as a partnership, limited liability company or comparable entity necessary for the holders of such Equity Interests to pay taxes in respect of the Net Income of such Restricted Subsidiary.

          The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $5 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

          The Board of Directors may designate any Restricted Subsidiary (other than any Subsidiary of the Company that owns all or a material portion of the assets owned by the Company or any Subsidiary of the Company on the date of this Indenture) to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.07. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Section 4.08.  Dividend and Other Payment Restrictions Affecting Subsidiaries.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a)(i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on its Capital Stock or
(B) with respect to any other interest or participation in, or measured by, its profits or (ii) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (b) make loans or advances to the Company or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reasons of (i) the terms of any Permitted Debt permitted to be incurred by any Restricted Subsidiary of the Company, (ii) Existing Indebtedness as in effect on the date of this Indenture, (iii) this Indenture and the Notes, (iv) applicable law, rules and regulations, (v) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (vi) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (vii) purchase money obligations or installment purchase agreements for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired or (viii) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

Section 4.09.  Incurrence of Indebtedness and Issuance of Preferred Stock.

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) and issue shares of Disqualified Stock if (a) the Company's Debt to Cash Flow Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of the Company for which internal financial statements are available, would have been no greater than 4 to 1 and (b) the Company's Fixed Charge Coverage Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter periods of the Company for which internal financial statements are available, would have been at least 2.75 to 1; provided that after the occurrence of the Triggering Event, the Convertible Notes shall not be included as Indebtedness for purposes of calculating the Company's Debt to Cash Flow Ratio or the Company's Fixed Charge Coverage Ratio.

          The provisions of the first paragraph of this Section 4.09 will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) the incurrence by the Company of Indebtedness under Credit Facilities; provided that the aggregate principal amount of all Indebtedness (with outstanding letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company thereunder) outstanding under all Credit Facilities after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (i), does not exceed an amount equal to $10 million less the aggregate amount of all Net Proceeds of Asset Sales that have been applied since the date of this Indenture to repay Indebtedness under Credit Facilities (or any such Permitted Refinancing Indebtedness) pursuant to
     Section 4.10 hereof;

          (ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

          (iii) the incurrence by the Company of Indebtedness represented by (A) the Notes issued as part of the Initial Units and (B) additional Notes issued pursuant to the exercise of the Option in an amount not to exceed $20 million in aggregate principal amount at maturity;

          (iv) the incurrence by the Company or any Restricted Subsidiary of the Company of up to $25 million in aggregate principal amount of Vendor Indebtedness; provided that (A) to the extent such Vendor Indebtedness is incurred for any purpose other than financing the cost of subscriber units, the aggregate principal amount (or accreted value, as applicable) of such Vendor Indebtedness does not exceed, as of the date of incurrence thereof, the lesser of 75% of (1) the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the assets purchased with the proceeds of such Vendor

     Indebtedness and (2) the cost of such assets and (B) to the extent such Vendor Indebtedness is incurred to finance the cost of subscriber units, the aggregate principal amount (or accreted value, as applicable) of such Vendor Indebtedness does not exceed, as of the date of incurrence thereof, the lesser of 100% of the fair market value of such subscriber units (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) and the cost of such subscriber units;

          (v) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Subsidiary prior to such acquisition by the Company and was not incurred in connection with, or in contemplation of, such acquisition by the Company; and provided further that the principal amount (or accreted value, as applicable) of such Indebtedness, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (v), does not exceed (A) $8 million less (B) the principal amount (or accreted value, as applicable) of Indebtedness outstanding pursuant to clause (vi) below at any time outstanding;

          (vi) the incurrence by the Company of Indebtedness represented by Company Notes incurred substantially simultaneously with, and for the purpose of financing all or any part of the purchase price or cost of any acquisition of assets or a new Restricted Subsidiary; provided that the principal amount (or accreted value, as applicable) of such Indebtedness, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (vi), does not exceed the amount equal to (A) $8 million less (B) the principal amount (or accreted value, as applicable) of Indebtedness outstanding pursuant to clause (v) above;

          (vii) the incurrence by the Company of Indebtedness represented by Convertible Notes incurred simultaneously with the date of this Indenture;

          (viii) Indebtedness of the Company not to exceed, at any one time outstanding, the net cash proceeds received by the Company after the date of this Indenture from the issuance and sale of its Qualified Capital Stock to the extent that such net cash proceeds have been, and continue to be, designated as Designated Equity Proceeds to be used for the purpose of incurring additional Indebtedness pursuant to this clause (viii) as provided in the definition thereof, not to exceed $50 million;

          (ix) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred;

          (x) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (A) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (B)(1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a

     Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

          (xi) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company; and

          (xii) Indebtedness of the Company or any Restricted Subsidiary of the Company (A) in respect of statutory obligations, performance, surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business, (B) under Hedging Obligations; provided that such agreements (1) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (2) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder.

          For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xii) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.09 and such item of Indebtedness shall be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest and the accretion of accreted value shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09.

          Notwithstanding the foregoing, the Company shall not incur any Indebtedness that is contractually subordinated to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated to any other Indebtedness of the Company solely by virtue of being unsecured.

Section 4.10.  Asset Sales.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash and/or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are, within 30 days, converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision. The Company shall not be required to comply with the foregoing sentence to the extent an Asset Sale consists solely of the sale or other disposition of obsolete or damaged equipment; provided that any cash received by the Company in connection with any such sale or disposition shall be applied in accordance with the second paragraph of this Section 4.10.

          Within 270 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to repay Indebtedness under a Credit Facility (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings) or (b) to the acquisition of a controlling interest in another Permitted Business or the making of a capital expenditure or the acquisition of other long-term assets, in each case, in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Indebtedness under any Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5 million, the Company shall commence an Asset Sale Offer pursuant to Section 3.09 hereof to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the Accreted Value thereof, plus accrued and unpaid Liquidated Damages, if any, thereon, to the date of purchase (if such offer is prior to the Full Accretion Date) or 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase (if such offer is on or after the Full Accretion Date), in accordance with the procedures set forth in Section 3.09 hereof. To the extent that the Accreted Value or the aggregate principal amount, as the case may be, of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the Accreted Value or the aggregate principal amount, as the case may be, of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

          An Asset Sale Offer shall be made pursuant to the provisions of
Section 3.09 hereof. No later than the date which is five (5) Business Days after the date on which the aggregate amount of Excess Proceeds exceeds $5 million, the Company shall notify the Trustee of such Asset Sale Offer in accordance with Section 3.09 hereof and commence or cause to be commenced the Asset Sale Offer on a date no later than fifteen (15) Business Days after such notice (the "Commencement Date").

          The Asset Sale Offer shall be made by the Company in compliance with all applicable laws, including, without limitation, Rule 14e-1 under the Exchange Act and the rules thereunder, to the extent applicable, and all other applicable federal and state securities laws.

Section 4.11.  Transactions with Affiliates.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (x) any employment, consulting or service agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (y) transactions between or among the Company and/or its Restricted Subsidiaries and (z) Restricted Payments that are permitted by Section 4.07 hereof, in each case, shall not be deemed Affiliate Transactions.

Section 4.12.  Liens.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

Section 4.13.  Limitation on Foreign Subsidiary Structure.

          (i) Each of the Cayman Entities and each future foreign direct Wholly Owned Restricted Subsidiary of the Company shall at all times continue to be a direct Wholly Owned Restricted Subsidiary of the Company; (ii) all foreign Restricted Subsidiaries of the Company shall also be (A) a direct or indirect Subsidiary of either or both of the Cayman Entities, (B) a direct Wholly Owned Restricted Subsidiary of the Company or (C) a direct or indirect Subsidiary of a direct Wholly Owned Restricted Subsidiary of the Company; (iii) neither of the Cayman Entities nor any future foreign Wholly Owned Restricted Subsidiary of the Company shall consolidate or merge with or into any other Person other than a direct Wholly Owned Restricted Subsidiary of the Company whose stock has been pledged pursuant to the Pledge Agreement; (iv) the Company shall not, and shall not permit either of the Cayman Entities or any future foreign direct Wholly Owned Restricted Subsidiary of the Company to, directly or indirectly create, incur, assume or suffer to exist any Lien (other than pursuant to the Pledge Agreement) on any of its Capital Stock or any other assets of either of the Cayman Entities or any foreign direct Wholly Owned Restricted Subsidiary of the Company; (v) neither of the Cayman Entities nor any future foreign direct Wholly Owned Restricted Subsidiary of the Company shall incur any Indebtedness; (vi) the Company shall not permit either of the Cayman Entities to issue any Equity Interest to any Person after the date of the Indenture; and (vii) the Company shall not permit any future foreign direct Wholly Owned Restricted Subsidiary of the Company to (A) issue any Equity Interest other than Capital Stock or (B) issue any Capital Stock to any Person other than the Company or any Wholly Owned Subsidiary of the Company. This Section 4.13 shall not prohibit the Company from designating any foreign Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of this Indenture or from selling Capital Stock of any foreign Restricted Subsidiary in accordance with the terms of this Indenture.

Section 4.14.  Limitation on Domestic Subsidiary Structure.

          Each of (i) SMR Direct USA, Inc. and (ii) each future domestic Restricted Subsidiary of the Company shall be a direct Wholly Owned Restricted Subsidiary of the Company or a direct or indirect Wholly Owned Restricted Subsidiary of SMR Direct USA, Inc. or the Company for so long as such Subsidiary is a Restricted Subsidiary of the Company. The foregoing sentence shall not prohibit the Company from designating any Restricted Subsidiary to be an Unrestricted Subsidiary in accordance with the terms of this Indenture or from selling the Capital Stock of any domestic Restricted Subsidiary in accordance with the terms of this Indenture.

Section 4.15.  Business Activities.

          The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

Section 4.16.  Corporate Existence.

          Subject to Article Five hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.17.  Offer to Repurchase Upon Change of Control.

          (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of repurchase (or if such Change of Control Offer is consummated prior to the Full Accretion Date, 101% of the Accreted Value thereof on the date of repurchase plus accrued and unpaid Liquidated Damages, if any). Within 20 days following any Change of Control, the Company shall mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.17 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrete or accrue interest and Liquidated Damages, if any; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrete or accrue interest and Liquidated Damages, if any, after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and
(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount at maturity or an integral multiple thereof.

          (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount (or, if prior to the Full Accretion Date, the Accreted Value) of Notes or portions thereof being purchased by the Company.
The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount at maturity of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          The Company shall not be required to make a Change of Control Offer upon a Change of

Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

Section 4.18.  Limitation on Sale and Leaseback Transactions.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if (i) the Company could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of Section 4.09 hereof and (ii) the Lien to secure such Indebtedness does not extend to or cover any assets of the Company other than the assets which are the subject of the sale and leaseback transaction, (iii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iv) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

Section 4.19.  Contingent Warrants.

          The Company shall issue to Holders of the Notes Contingent Warrants exercisable for 7.5% of the Common Stock of the Company on a fully diluted basis as of the date of such issuance after giving effect to the issuance of such Contingent Warrants, in the event that the Company does not consummate a Qualified Public Offering of its Qualified Capital Stock on or prior to January 1, 2001; provided that if the Company consummates a public or private offering or offerings of its Qualified Capital Stock resulting in aggregate gross proceeds of at least $25 million, the Company shall have until June 30, 2002 to consummate a Qualified Public Offering; provided, further, that with respect to any private offering of Qualified Capital Stock of the Company to an Affiliate of the Company (or to any person who would be an Affiliate of the Company upon consummation of any such offering), such Qualified Capital Stock shall be issued and sold at a price no lower than (i) the price at which the Qualified Capital Stock is being sold to Persons that are not Affiliates of the Company in such offering if such Persons are purchasing a majority of the Qualified Capital Stock being sold in such offering or (ii) in all other cases, the fair market value thereof, as evidenced by an independent investment banking firm of national standing delivered to the Trustee. Such Contingent Warrants will have certain rights pursuant to the Warrant Agreement and holders thereof will have the benefit of the Registration Agreement. The Company shall not be obligated to issue the Contingent Warrants in the event of a Change of Control prior to January 1, 2001.

Section 4.20.  Payments for Consent.


          Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.21.  Escrow Arrangements.

          The Company acknowledges that $28.6 of the proceeds from the initial sale of the Notes and the Convertible Notes shall be placed in escrow (the "Escrow Account") with the Escrow Agent. The Company shall not use any funds released from the Escrow Account or request the release of such funds except in connection with and upon compliance with any certification requirements set forth in the Escrow Agreement and the following conditions:

     (i) with respect to the funding of the acquisition of an Acquisition Target (as defined in the Escrow Agreement), (a) the Company shall have prepared, with the assistance of U.S. and local counsel, as appropriate, a detailed and complete due diligence report with respect to the Acquisition Target, including legal advice regarding each significant legal issue (to be considered in the light of the circumstances, but including, for example, opinions as to the effectiveness of the licenses or concessions for channels), (b) the Company shall have prepared, with the assistance of financial advisors, a financial analysis of the Acquisition Target (including verification of the number of subscribers, if any, of the Acquisition Target) and reviewed an audit of the financial statements for the most recent fiscal period practicable and (c) the Company's Board of Directors shall have, on the basis of the reports, analysis and review referred to above, approved the acquisition of the Acquisition Target. In addition, the Acquisition Target shall be a direct or indirect subsidiary of the Cayman Entities or the Company as required by Section 4.13 hereof; and

     (ii) with respect to (a) the funding of Permitted Investments (except working capital, unless permitted by clause (c) below, (b) the funds required for the acquisition of channels, spectrum and other assets related to the operation of a Permitted Business or (c) the funding of buildout in connection with the acquisition of a Permitted Business, a Permitted Investment or channels, spectrum and other assets related to the operation of a Permitted Business or the funding of operating losses, such losses not to exceed $3 million in the aggregate, in connection with the Company's current and future operations in the Republic of Chile (each a "Permitted Transaction"), the Company's Board of Directors shall have approved the Permitted Transaction. In addition, the assets and/or services which comprise the Permitted Transaction shall be held in an entity that is a direct or an indirect subsidiary of the Cayman Entities or the Company as required by Section 4.13 hereof.

          Notwithstanding the foregoing, the Company may, with the consent of the Majority Noteholders (as defined in the Pledge Agreement), request the release of funds deposited into the Escrow Account for other valid business purposes.

                                   ARTICLE 5
                                  SUCCESSORS

Section 5.01.  Merger, Consolidation, or Sale of Assets.

          The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, (iii) immediately after such transaction, no Default or Event of Default exists; (iv) such transaction will not result in the loss or suspension or material impairment of any licenses or other authorizations that are material to the future prospects of the Company and its Restricted Subsidiaries, taken as a whole; and (v) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of Section 4.09 hereof.

Section 5.02.  Successor Corporation Substituted.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that
(i) the predecessor Company shall not be relieved from the obligation to pay the principal of and interest and Liquidated Damages, if any, on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of
Section 5.01 hereof and (ii) solely for purposes of computing Consolidated Net Income for purposes of clause (c) of the first paragraph of Section 4.07 hereof, the Consolidated Net Income of any Person other than the Company and its Restricted Subsidiaries shall be included for periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES



Section 6.01.  Events of Default.

          An "Event of Default" occurs if:


               (a) the Company defaults for 30 days in the payment when due of interest and Liquidated Damages, if any, on the Notes;

               (b) the Company defaults in the payment when due of the principal of or premium, if any, on the Notes;

               (c) the Company fails to comply with any of the provisions of Sections 4.07, 4.09, 4.10, 4.17 or 5.01 hereof;

               (d) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the Notes then outstanding;

               (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more;

               (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 90 days, provided that the aggregate of all such undischarged judgments exceeds $5 million;

               (g) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy
          Law:

                    (i)  commences a voluntary case,

                    (ii) consents to the entry of an order for relief against it in an involuntary case,

                    (iii) consents to the appointment of a Custodian of it or
               for all or substantially all of its property,

                    (iv) makes a general assignment for the benefit of its
               creditors, or

                    (v)  generally is not paying its debts as they become due;

               (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (i) is for relief against the Company or any of its
               Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case,

                    (ii) appoints a Custodian of the Company or any of its
               Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or

                    (iii) orders the liquidation of the Company or any of its
               Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

          and the order or decree remains unstayed and in effect for 90 consecutive days;

               (i) breach by the Company of any representation or warranty set forth in the Pledge Agreement, or default by the Company in the performance of any covenant set forth in the Pledge Agreement, or repudiation by the Company of its obligations under the Pledge Agreement or the unenforceability of the Pledge Agreement against the Company for any reason;

               (j) default by the Company in the performance of any covenant set forth in the Escrow Agreement, or repudiation by the Company of its obligations under the Escrow Agreement or the unenforceability of the Escrow Agreement against the Company for any reason; or

               (k) breach by the Company of the registration rights provisions of the Warrant Agreement.

Section 6.02.  Acceleration.

          If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof with respect to the Company, any Significant Subsidiary or any group of Significant Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon such declaration, the principal of (or, if prior to the Full Accretion Date, the Accreted Value of), premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.01 hereof occurs with respect to the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, the foregoing amount shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount at maturity of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

          If an Event of Default occurs on or after January 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by applicable law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to January 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable, to the extent permitted by applicable law, in an amount, for each of the years beginning on January 1 of the years set forth below, as set forth below (expressed as a percentage of the Accreted Value to the date of payment that would otherwise be due but for the provisions of this sentence):

          YEAR                                     PERCENTAGE
          ----                                     ----------


          1998...................................    149.00%
          1999...................................    142.00%
          2000...................................    135.00%
          2001...................................    128.00%
          2002...................................    121.00%

Section 6.03.  Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest and Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.  Waiver of Past Defaults.

          Holders of not less than a majority in aggregate principal amount at maturity of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.  Control by Majority.

          Holders of a majority in principal amount at maturity of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06.  Limitation on Suits.

          A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

     (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

     (b) the Holders of at least 25% in principal amount at maturity of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

     (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 90 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     (e) during such 90-day period the Holders of a majority in principal amount at maturity of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07.  Rights of Holders of Notes to Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.  Collection Suit by Trustee.

          If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.  Trustee May File Proofs of Claim.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.  Priorities.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First:  to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, Liquidated Damages, if any, and interest, respectively;

          Third: without duplication, to the Holders for any other Obligations owing to the Holders under this Indenture and the Notes; and

          Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.  Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7
                                    TRUSTEE

Section 7.01.  Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Pledge Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b)   Except during the continuance of an Event of Default:

     (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, that the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

     (i)   this paragraph does not limit the effect of paragraph (b) of this
Section 7.01;

     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture and the Pledge Agreement that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e) and (f) of this Section 7.01 and
Section 7.02.

     (e) No provision of this Indenture or the Pledge Agreement shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.  Rights of Trustee.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting under provisions of this Indenture or the Pledge Agreement, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder or under the Pledge Agreement in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture or the Pledge Agreement.

     (e) Unless otherwise specifically provided in this Indenture or the Pledge Agreement, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Pledge Agreement at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03.  Individual Rights of Trustee.

          The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04.  Trustee's Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.  Notice of Defaults.

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06.  Reports by Trustee to Holders of the Notes.

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA " 313(a) (but if no event described in TIA " 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA " 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA " 313(c).

          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA (S) 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07.  Compensation and Indemnity.

          The Company shall pay to the Trustee, from time to time, reasonable compensation for its acceptance of this Indenture and the Pledge Agreement and services hereunder and thereunder, respectively. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the Pledge Agreement, including the costs and expenses of enforcing this Indenture and the Pledge Agreement against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or under the Pledge Agreement, except to the extent any such loss, liability or expense is solely attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder or under the Pledge Agreement. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The obligations of the Company under this Section 7.07 or under the Pledge Agreement shall survive the satisfaction and discharge of this Indenture.

          To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          The Trustee shall comply with the provisions of TIA " 313(b)(2) to the extent applicable.

Section 7.08.  Replacement of Trustee.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

     (a) the Trustee fails to comply with Section 7.10 hereof;


     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a Custodian or public officer takes charge of the Trustee or its property; or

     (d) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section
7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.  Successor Trustee by Merger, etc.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.  Eligibility; Disqualification.

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA " 310(a)(1), (2) and (5). The Trustee is subject to TIA " 310(b).

Section 7.11.  Preferential Collection of Claims Against the Company.

          The Trustee is subject to TIA " 311(a), excluding any creditor relationship listed in TIA " 311(b). A Trustee who has resigned or been removed shall be subject to TIA " 311(a) to the extent indicated therein.


                                   ARTICLE 8

                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance.

          The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02.  Legal Defeasance and Discharge.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article Two and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section
8.03 hereof.

Section 8.03.  Covenant Defeasance.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 3.09, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.17, 4.18, 4.19 and 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Section 6.01(a) through 6.01(f) hereof shall not constitute Events of Default.

Section 8.04.  Conditions to Legal or Covenant Defeasance.

     The following shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Section 6.01(g) or 6.01(h) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound;

          (f) the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

          (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

          Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.  Repayment to Company.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest or Liquidated Damages, if any, on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest or Liquidated Damages, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07.  Reinstatement.

          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9
                       AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  Without Consent of Holders of Notes.

          Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

          (a)    to cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article Five hereof;

          (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of Notes; and

          (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.  With Consent of Holders of Notes.

          Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Sections 3.09, 4.10 and 4.17 hereof) and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount at maturity of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

          It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

          (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes other than with respect to Sections 3.09, 4.10 and 4.17 hereof;

          (c) reduce the rate of or change the time for payment of interest or Liquidated Damages, if any, on any Note or reduce the rate of accretion on the Accreted Value or alter the Full Accretion Date;

          (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount at maturity of the Notes and a waiver of the payment default that resulted from such acceleration);

          (e) make any Note payable in money other than that stated in the Notes;

          (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes;

          (g) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 or 4.17 hereof);

          (h) make any change in the foregoing amendment and waiver provisions;
          or

          (i) contractually subordinate in right of payment, or otherwise contractually subordinate, the Notes to any other Indebtedness or obligation of the Company.

          The Company may, but shall not be obligated to, fix a record date for determining which Holders of the Notes must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Notes furnished for the Trustee prior to such solicitation pursuant to Section 2.05 hereof or (ii) such other date as the Company shall designate.

Section 9.03.  Compliance with Trust Indenture Act.

          Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

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

Section 9.04.  Revocation and Effect of Consents.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

          The Company may, but shall not be obligated to, fix a record date for determining which Holders of the Notes must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Notes furnished for the Trustee prior to such solicitation pursuant to Section 2.05 hereof or (ii) such other date as the Company shall designate.

Section 9.05.  Notation on or Exchange of Notes.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.  Trustee to Sign Amendments, etc.

          The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officers Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

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

                                  ARTICLE 10
                            COLLATERAL AND SECURITY

Section 10.01.  Pledge Agreement.

          The due and punctual payment of the principal of and interest and Liquidated Damages, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and Liquidated Damages (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Company to the Holders of Notes or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Pledge Agreement which the Company has entered into simultaneously with the execution of this Indenture and which is attached as Exhibit E hereto. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of Pledged Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Pledge Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Pledge Agreement, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge Agreement, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Pledged Collateral contemplated hereby, by the Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall take, or shall cause its Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Pledge Agreement to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Pledged Collateral, in favor of the Collateral Agent for the benefit of the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens.

Section 10.02.  Recording and Opinions.

          (a) The Company shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Pledge Agreement, and reciting with respect to the security interests in the Pledged Collateral, the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

          (b) The Company shall furnish to the Collateral Agent and the Trustee on January 15 in each year beginning with January 15, 1999, an Opinion of Counsel, dated as of such date, either (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Pledge Agreement and reciting with respect to the security interests in the Pledged Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given and (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Collateral Agent and the Trustee hereunder and under the Pledge Agreement with respect to the security interests in the Pledged Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

          (c) The Company shall otherwise comply with the provisions of TIA "314(b).

Section 10.03.  Release of Collateral.

          (a) Subject to subsections (b), (c) and (d) of this Section 10.03, Pledged Collateral may be released from the Lien and security interest created by the Pledge Agreement at any time or from time to time in accordance with the provisions of the Pledge Agreement or as provided hereby. In addition, upon the request of the Company pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and stating whether or not such release is in connection with an Asset Sale and (at the sole cost and expense of the Company) the Collateral Agent shall release (i) Pledged Collateral that is sold, conveyed or disposed of in compliance with the provisions of this Indenture; provided, that if such sale, conveyance or disposition constitutes an Asset Sale, the Company shall apply the Net Proceeds in accordance with Section
4.10 hereof. Upon receipt of such Officers' Certificate the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Pledged Collateral permitted to be released pursuant to this Indenture or the Pledge Agreement.

          (b) No Pledged Collateral shall be released from the Lien and security interest created by the Pledge Agreement pursuant to the provisions of the Pledge Agreement unless there shall have been delivered to the Collateral Agent the certificate required by this Section 10.03.

          (c) At any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Notes shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Collateral Agent, no release of Pledged Collateral pursuant to the provisions of the Pledge Agreement shall be effective as against the Holders of Notes.

          (d) The release of any Pledged Collateral from the terms of this Indenture and the Pledge Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Collateral is released pursuant to the terms of the Pledge Agreement. To the extent applicable, the Company shall cause TIA " 313(b), relating to reports, and TIA " 314(d), relating to the release of property or securities from the Lien and security interest of the Pledge Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Pledge Agreement, to be complied with. Any certificate or opinion required by TIA " 314(d) may be made by an Officer of the Company except in cases where TIA " 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

Section 10.04.  Certificates of the Company.

          The Company shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Pledged Collateral pursuant to the Pledge Agreement, (i) all documents required by TIA "314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA "314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

Section 10.05.  Certificates of the Trustee.

          In the event that the Company wishes to release Pledged Collateral in accordance with the Pledge Agreement and has delivered the certificates and documents required by the Pledge Agreement and Sections 10.03 and 10.04 hereof, the Trustee shall determine whether it has received all documentation required by TIA "314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.04 hereof, shall deliver a certificate to the Collateral Agent setting forth such determination.

Section 10.06. Authorization of Actions to Be Taken by the Trustee Under the Pledge Agreement.

          Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Agent to, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Pledge Agreement and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Pledged Collateral by any acts that may be unlawful or in violation of the Pledge Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Pledged Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

Section 10.07. Authorization of Receipt of Funds by the Trustee Under the Pledge Agreement.

          The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Pledge Agreement, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

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

Section 10.08.  Termination of Security Interest.

          Upon the payment in full of all Obligations of the Company under this Indenture and the Notes, or upon Legal Defeasance, the Trustee shall, at the request of the Company, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Pledge Agreement.

                                  ARTICLE 11
                                 MISCELLANEOUS

Section 11.01.  Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA "318(c), the imposed duties shall control.

Section 11.02.  Notices.

          Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

          If to the Company:

          Centennial Communications Corp.
          1610 Wynkoop Street, Suite 300
          Denver, Colorado  80202
          Telecopier No.:  (303) 571-5050

          Attention:  Chief Financial Officer

          With a copy to:

          Holland & Hart LLP
          555 17th Street, Suite 3200
          Denver, Colorado  80202
          Telecopier No.:  (303) 295-8261

          Attention: Michael S. Quinn, Esq.

          If to the Trustee:

          State Street Bank and Trust Company
          Goodwin Square
          225 Asylum Street
          Hartford, Connecticut  06103
          Telecopier No.:  (860) 986-1889
          Attention:  Corporate Trust Department

          The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied, when receipt acknowledged; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA " 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.03.  Communication by Holders of Notes with Other Holders of Notes.

          Holders may communicate pursuant to TIA " 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA " 312(c).

Section 11.04.  Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.05.  Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA " 314(a)(4)) shall comply with the provisions of TIA " 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.06.  Rules by Trustee and Agents.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

          No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or the Pledge Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 11.08.  Governing Law.

          THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES.

Section 11.09.  No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10.  Successors.

          All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.11.  Severability.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12.  Counterpart Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.13.  Table of Contents, Headings, etc.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                                 [Signatures on following page]

                                  SIGNATURES


Dated as of January 15, 1998


                              Centennial Communications Corp.


                                  /s/ BERNARD G. DVORAK
                              By: __________________________
                                   Name:Bernard G. Dvorak
                                   Title:Chief Financial Officer


Dated as of January 15, 1998

State Street Bank and Trust Company


    /s/ PHILIP KANE, JR.
By: __________________________________
     Name:Philip Kane, Jr.
     Title:Vice President

                                   EXHIBIT A
                                (Face of Note)
_______________________________________________________________________________
CUSIP NO. 15134BAC6
_______________________________________________________________________________

     "THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. YOU MAY CONTACT THE CHIEF FINANCIAL OFFICER OF CENTENNIAL COMMUNICATIONS CORP. AT 1600 WYNKOOP STREET, SUITE 300, DENVER, COLORADO 80202, TELEPHONE NUMBER: (303) 571-5050, WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING ORIGINAL ISSUE DISCOUNT."

     "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

     "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE THIRD SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) IT IS ACQUIRING THIS
     NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI") (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(K) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(D) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT TO (A) THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT,
     (E) TO AN IAI, THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF A PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN

     COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE AND REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

     "THE NOTES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT AT MATURITY OF THE NOTES AND ONE WARRANT INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 64 SHARES, PAR VALUE $.01 PER SHARE, OF THE COMPANY. PRIOR TO THE CLOSE OF BUSINESS UPON THE EARLIEST TO OCCUR OF (i) 360 DAYS FROM THE DATE OF ISSUANCE, (ii) SUCH DATE AS SALOMON BROTHERS INC MAY, IN ITS DISCRETION, DEEM APPROPRIATE, OR (iii) IN THE EVENT OF A CHANGE OF CONTROL, THE DATE THE COMPANY MAILS A NOTICE THEREOF, THE NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE WARRANTS."

     Under the terms of the warrant agreement relating to the Warrants (the "Warrant Agreement"), the holder of this security may at any time on or after the Separation Date, at its option, by notice to the Trustee, elect to separate or separately transfer the Notes and the Warrants represented hereby, in whole or in part, and shall thereafter surrender this security to the Trustee for the exchange of this security, in whole or in part, for such Warrant or Warrants and for a Note or Notes of a like aggregate principal amount and of authorized denominations not bearing this Unit Legend; provided that no delay or failure on the part of the Trustee or the Warrant Agent to exchange this security for such Warrant or Warrants and Note or Notes shall affect the separation of such Notes and Warrants represented hereby or their separate transferability. Until such separation, the holder of this security is, for each $1,000 principal amount at maturity of Notes, also the record owner of one Warrant expiring January 1, 2005, to purchase 64 shares of Common Stock of the Company, par value $.01 per share (subject to adjustment as provided in the Warrant Agreement). The Company has deposited with the Trustee, as custodian for the Holder of the Notes bearing this Unit Legend, a certificate or certificates for Warrants to purchase an aggregate of 2,560,000 shares of Common Stock (subject to adjustment as provided in the Warrant Agreement). Prior to the separation of the Notes and the Warrants as described above, record ownership of the Warrants is transferable only by the transfer of this Note on the Note register maintained by the Company pursuant to this Indenture. After such separation, ownership of a Warrant is transferable only by the transfer of the certificate representing such Warrant in accordance with the provisions of the Warrant Agreement.

     By accepting a security bearing this Unit Legend, each holder of this security shall be bound by all of the terms and provisions of the Warrant Agreement (a copy of which is available on request to the Company or the Warrant Agent).

     Election to Exercise.  On or after the date on which the Warrants may be
     --------------------
     exercised pursuant to the terms of the Warrant Agreement, the Warrants may be exercised by obtaining from the Trustee, as custodian for Holders of securities bearing this Unit Legend, the required forms of election to exercise, declaration form and instructions for payment of the Exercise Price (as such term is defined in the Warrant Agreement). Upon receiving the required forms and payment of such Exercise Price, the Trustee as custodian for the Holder of the security bearing this Unit Legend, shall exercise such Warrants in accordance with the provisions of the Warrant Agreement.

     Election of Exchange.  The undersigned registered holder of the security
     --------------------
     represented hereby elects to separate its Notes and Warrants and to exchange this security (representing ownership of 64 Warrants evidenced by Warrant Certificates deposited with the Trustee) for a new Note in the principal amount hereof and a Warrant Certificate in the amount of said 64 Warrants.

     The undersigned registered holder of the security represented hereby irrevocably instructs the Trustee (A) to issue in the name of the undersigned registered holder a new Note (CUSIP 15134BAA0) not containing the above Unit Legend in the principal amount equal to the principal amount hereof and (B) to deliver this security to the Warrant Agent pursuant to the provisions of the Warrant Agreement with instructions to issue in the name of, or release to, such holder a Warrant Certificate (CUSIP 15134B110) representing the number of Warrants equal to the number of Warrants represented by this security and to issue a new Warrant Certificate to replace the Warrant Certificate held on deposit by the Trustee as custodian representing the number of Warrants equal to the difference between (x) the number of Warrants represented by the Warrant Certificate so held on deposit and (y) the number of Warrants represented by this security.

     Dated:

     Name of Holder of this security:_______________________
     Address:  _____________________________________________
     Signature:_____________________________________________


     Note: The above signature must correspond with the name as written upon the face of this security in every particular, without alteration or enlargement whatever and if the certificate representing any principal amount at maturity of this security or the associated Warrants is to be registered in a name other than that in which this security is registered.

                      14% Senior Discount Notes due 2005



     No. 1                                                $40,000,000



                        CENTENNIAL COMMUNICATIONS CORP.



     promises to pay to CEDE & CO.



     or registered assigns,



     the principal sum of FORTY MILLION DOLLARS ($40,000,000)



     on January 1, 2005.



     Interest Payment Dates:  January 1 and July 1, commencing July 1, 2003



     Record Dates:  December 15, and June 15



     Issue Date: January 15, 1998



                                         Dated: January 15, 1998



                                         CENTENNIAL COMMUNICATIONS CORP.



                                         By: /s/ Bernard G. Dvorak
                                             ---------------------
                                           Name: Bernard G. Dvorak
                                           Title:

                                              (SEAL)

This is one of the Global
Notes referred to in the
within-mentioned Indenture:

State Street Bank and Trust Company,
as Trustee

By: /s/ Philip Kane, Jr.
    ----------------------
    Name: Philip Kane, Jr.
    Title:  Vice President
_______________________________________________________________________________

                                (Back of Note)

                      14% Senior Discount Notes due 2005

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. No interest will accrue on the Notes until January 1, 2003 (the "Full Accretion Date") but the Accreted Value (as defined in the Indenture) will accrete (representing the amortization of original issue discount) between the date of original issuance and such date, on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months such that the Accreted Value shall be equal to the full principal amount of the Notes on the Full Accretion Date. Centennial Communications Corp., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 14% per annum from July 1, 2003 until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually on January 1 and July 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Full Accretion Date; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be July 1, 2003. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect, to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the December 15 or June 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. Indenture and Pledge Agreement . The Company issued the Notes under an Indenture dated as of January 15, 1998 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code "" 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the indenture shall govern and be controlling. The Notes are obligations of the Company limited to $40.0 million in aggregate principal amount; provided, however, that on or prior to February 16, 1998, the Company may issue up to an additional $20.0 million in aggregate principal amount of Notes at maturity under the circumstances contemplated by that certain Purchase Agreement, dated January 12, 1998, among the Company, Salomon Brothers Inc and Prudential Securities Incorporated. Such additional Notes, if any, shall be treated for all purposes as "Notes" under the Indenture. The Notes are secured by a pledge of (i) 100% of the Capital Stock of SMR Direct USA, Inc. and all future domestic direct Restricted Subsidiaries of the Company and (ii) 100% of the Capital Stock (other than Excluded Stock) of each of the Cayman Entities and 100% of the Capital Stock (other than Excluded Stock) of all future foreign direct Restricted Subsidiaries of the Company pursuant to the Pledge Agreement referred to in the Indenture.

     5.  Optional Redemption.

     (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to January 1, 2003. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on January 1 of the years indicated below:

          YEAR                                     PERCENTAGE
          ----                                     ----------

          2003....................................   114.00%
          2004....................................   107.00%

The Notes shall be redeemable at 100% of the principal amount on January 1, 2005.

   (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time on or before January 1, 2001, the Company may, on any one or more occasions, redeem up to a maximum of 25% in aggregate principal amount of maturity of Notes at a redemption price equal to 114% of the Accreted Value thereof (determined at the redemption date) plus accrued and unpaid Liquidated Damages, if any, to the date of redemption, with the net cash proceeds received by the Company after the date of this Indenture from the issuance and sale of its Qualified Capital Stock in a public or private offering to the extent that such net cash proceeds have been, and continue to be, designated as Designated Equity Proceeds to be used for such purpose as provided in the definition thereof; provided that at least 75% aggregate principal amount at maturity of the Notes remain outstanding immediately after the occurrence of each such redemption; provided, further, that with respect to any private offering of Qualified Capital Stock of the Company to an Affiliate of the Company (or to any person who would be an Affiliate of the Company upon consummation of any such offering), such Qualified Capital Stock shall be issued and sold at a price no lower than (i) the price at which the Qualified Capital Stock is being sold to Persons that are not Affiliates of the Company in such offering if such Persons are purchasing a majority of the Qualified Capital Stock being sold in such offering or (ii) in all other cases, the fair market value thereof, as evidenced by an independent investment banking firm of national standing delivered to the Trustee and provided, further, that such redemption shall occur within 60 days of the date of the closing of any such public or private offering.

   6.  Mandatory Redemption.

   Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

   7.  Repurchase at Option of Holder.

   (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at an offer price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of repurchase (or if such Change of Control Offer is consummated prior to the Full Accretion Date, 101% of the Accreted Value thereof on the date of repurchase plus accrued and unpaid liquidated damages, if any). Within 20 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

   (b) When the aggregate amount of Excess Proceeds exceeds $5 million, the Company shall commence an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the Accreted Value thereof, plus accrued and unpaid Liquidated Damages, if any, thereon, to the date of purchase (if such offer is prior to the Full Accretion Date) or 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (if such offer is on or after the Full Accretion
Date), in accordance with the procedures set forth in the Indenture. To the extent that the Accreted Value or the aggregate amount, as the case may be, of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any such remaining Excess Proceeds for general corporate purposes. If the Accreted Value or the aggregate principal amount, as the case may be, of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis.

   (c) Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer or Change of Control Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

   8. Notice of Redemption. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 in principal amount at maturity may be redeemed in part but only in whole multiples of $1,000 in principal amount at maturity, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest and Liquidated Damages, if any, ceases to accrue on Notes or portions thereof called for redemption (or, if such redemption date is prior to the Full Accretion Date, the Notes, or any portion of them called for redemption, cease to accrete).

   9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 in principal amount at maturity and integral multiples of $1,000 in principal amount at maturity. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

   10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

   11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount at maturity of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

   12. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest and Liquidated Damages, if any, on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes; (iii) failure by the Company to comply with Section 4.07, 4.09, 4.10,
4.17 or 5.01 of the Indenture; (iv) failure by the Company for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount at maturity of the Notes then outstanding to comply with certain other agreements in the Indenture or the Notes; (v) default under certain other agreements relating to Indebtedness of the Company which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more; (vi) certain final judgments for the payment of money that remain undischarged for a period of 90 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries;
(viii) breach by the Company of any representation or warranty set forth in the Pledge Agreement, or default by the Company in the performance of any covenant set forth in the Pledge Agreement, or repudiation by the Company of its obligations under the Pledge Agreement or the unenforceability of the Pledge Agreement against the Company for any reason; and (ix) default by the Company in the performance of any covenant set forth in the Escrow Agreement, or repudiation by the Company of its obligations under the Escrow Agreement or the unenforceability of the Escrow Agreement against the Company for any reason. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing

Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal or premium, if any, interest or Liquidated Damages, if any, on the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

   13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

   14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

   15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

   16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

   17. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Note Registration Rights Agreement dated as of January 15, 1998, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

   18.  Contingent Warrants.   In the event that the Company does not consummate
a Qualified Public Offering of its Qualified Capital Stock on or prior to January 1, 2001, pursuant to Section 4.19 of the Indenture and in accordance with the terms of the Warrant Agreement between the Company and the Initial Purchasers, the Company will issue Contingent Warrants to Holders of the Notes. Such Contingent Warrants will be exercisable for 7.5% of the Common Stock of the Company on a fully diluted basis as of the date of such issuance after giving effect to the issuance of such Contingent Warrants; provided that if the Company consummates a public or private offering or offerings of its Qualified Capital Stock resulting in aggregate gross proceeds of at least $25 million, the Company shall have until June 30, 2002 to consummate a Qualified Public Offering.

   19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

   The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

         Centennial Communications Corp.
         1610 Wynkoop Street, Suite 300
         Denver, Colorado  80202
         Attention:  Chief Financial Officer

                                Assignment Form



   To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


_______________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)


_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

_______________________________________________________________________________

Date: ___________________

                                 Your Signature: ______________________________
                                 (Sign exactly as your name appears on the face of this Note)


Signature Guarantee.

                      Option of Holder to Elect Purchase


      If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.17 of the Indenture, check the box below:


      [_] Section 4.10            [_] Section 4.17


      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.17 of the Indenture, state the amount you elect to have purchased: $___________



Date: ___________________             Your Signature: _________________________
                                      (Sign exactly as your name appears on
                                      the Note)


                                      Tax Identification No.:__________________

Signature Guarantee.

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE


      The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


Date of Exchange
-------------------   Amount of decrease in   Amount of increase in     Principal Amount        Signature of
                      Principal Amount        Principal Amount          at maturity of          authorized officer of
                      at maturity of          at maturity of            this Global Note        Trustee or Note
                      this Global Note        this Global Note          following such          Custodian
                                                                        decrease
                                                                        (or increase)
                      ----------------------  ----------------------    -----------------       ----------------------

                                                            EXHIBIT B



                        FORM OF CERTIFICATE OF TRANSFER


Centennial Communications Corp.
1610 Wynkoop Street, Suite 300
Denver, Colorado  80202

State Street Bank and Trust Company
Goodwin Square
225 Asylum Street
Hartford, Connecticut  06103

      Re: 14% Senior Discount Notes due 2005

      Reference is hereby made to the Indenture, dated as of January 15, 1998 (the "Indenture"), between Centennial Communications Corp., as issuer (the
      ---------
"Company"), and State Street Bank and Trust Company, as trustee.  Capitalized
--------
terms used but not defined herein shall have the meanings given to them in the Indenture.


      ______________, (the "Transferor") owns and proposes to transfer the
                            ----------
Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"),
                                                                    --------
to  __________ (the "Transferee"), as further specified in Annex A hereto.  In
                     ----------
connection with the Transfer, the Transferor hereby certifies that:


                            [CHECK ALL THAT APPLY]


1. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE
       ----------------------------------------------------------------------
GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A.  The Transfer is being
------------------------------------------------------
effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the
                                         --------------
Transferor hereby further certifies that the beneficial interest or Definitive
Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE
       ----------------------------------------------------------------------
GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S.  The Transfer is
---------------------------------------------------------
being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that
(i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. [_] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL
       -------------------------------------------------------------------
INTEREST IN THE GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF
-----------------------------------------------------------------------------
THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S.  The Transfer is being
-------------------------------------------------------
effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

   (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;


                                 or


   (b) [_] such Transfer is being effected to the Company or a subsidiary thereof;


                                 or


   (c) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;


                                 or


   (d) [_] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $100,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN
       ---------------------------------------------------------------------
UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.
--------------------------------------------------------------


   (a) [_] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

   (b) [_] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

   (c) [_] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                        ---------------------------
                        [Insert Name of Transferor]


                        By: ______________________
                            Name:
                            Title:

Dated: _________________, ______

                      ANNEX A TO CERTIFICATE OF TRANSFER



1. The Transferor owns and proposes to transfer the following:


                                 [CHECK ONE OF (a) OR (b)]


   (a)  [_]  a beneficial interest in the Global Note (CUSIP _________); or

   (b)  [_]  a Restricted Definitive Note.



2. After the Transfer the Transferee will hold:

                                 [CHECK ONE]

   (a)  [_]  a beneficial interest in the:

         (i)  [_]  Restricted Global Note (CUSIP ________), or

         (ii) [_] Unrestricted Global Note (CUSIP ________); or

   (b)  [_]  a Restricted Definitive Note; or


   (c)  [_]  an Unrestricted Definitive Note,


     in accordance with the terms of the Indenture.

                                                            EXHIBIT C


                        FORM OF CERTIFICATE OF EXCHANGE



Centennial Communications Corp.
1610 Wynkoop Street, Suite  300
Denver, Colorado  80202

State Street Bank and Trust Company
Goodwin Square
225 Asylum Street
Hartford, Connecticut  06103


          Re: 14% Senior Discount Notes due 2005

                                 (CUSIP _____________________)


          Reference is hereby made to the Indenture, dated as of January 15, 1998 (the "Indenture"), between Centennial Communications Corp., as issuer (the
           ---------
"Company"), and State Street Bank and Trust Company, as trustee.  Capitalized
 -------
terms used but not defined herein shall have the meanings given to them in the Indenture.

          ______________, (the "Owner") owns and proposes to exchange the
                                -----
Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with
                                                 --------
the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

     (a)  [_]  CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
               -------------------------------------------------------------
GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In
-----------------------------------------------------------------
connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on
                              --------------
transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (b)  [_]  CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
               -------------------------------------------------------------
GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of
-------------------------------------------
the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.


     (c)  [_]  CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO
               -------------------------------------------------------
BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In connection with the
--------------------------------------------------
Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.


     (d)  [_]  CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO
               -------------------------------------------------------
UNRESTRICTED DEFINITIVE NOTE.  In connection with the Owner's Exchange of a
----------------------------
Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

     (a)  [_]  CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED
               -------------------------------------------------------------
GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE.  In connection with the Exchange of
-----------------------------------------
the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

     (b)  [_]  CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO
               -------------------------------------------------------
BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE.  In connection with the
-----------------------------------------------
Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the Restricted Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.




                                         ______________________
                                         [Insert Name of Owner]



                                         By: __________________
                                             Name:
                                             Title:


Dated: _________________, _____

                                                            EXHIBIT D



                           FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR



Centennial Communications Corp.
1610 Wynkoop Street, Suite 300
Denver, Colorado 80202

State Street Bank and Trust Company
Goodwin Square
225 Asylum Street
Hartford, Connecticut  06103

          Re: 14% Senior Discount Notes due 2005

          Reference is hereby made to the Indenture, dated as of January 15, 1998 (the "Indenture"), between Centennial Communications Corp. as issuer (the
           ---------
"Company"), and State Street Bank and Trust Company, as trustee.  Capitalized
 -------
terms used but not defined herein shall have the meanings given to them in the Indenture.

          In connection with our proposed purchase of $____________ aggregate principal amount of:


     (a)  [_]    a beneficial interest in a Global Note, or

     (b)  [_]    a Definitive Note,

     we confirm that:

          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").
                                         --------------

          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $100,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive

Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

          3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                         ____________________________________
                                         [Insert Name of Accredited Investor]



                                         By: _______________________________
                                             Name:
                                             Title:

Dated: _________________, ______

                                                            EXHIBIT E



                           FORM OF PLEDGE AGREEMENT

                                                                  EXECUTION COPY

________________________________________________________________________________

                        CENTENNIAL COMMUNICATIONS CORP.

                      14% SENIOR DISCOUNT NOTES DUE 2005

                                   INDENTURE

                         Dated as of January 15, 1998

                      State Street Bank and Trust Company

                                    Trustee
________________________________________________________________________________

                                 CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                        Indenture Section

   310 (a)(1)................                7.10

       (a)(2)................                7.10

       (a)(3)................                N.A.

       (a)(4)................                N.A.

       (a)(5)................                7.10

       (b)...................                7.10

       (c)...................                N.A.

   311 (a)...................                7.11

       (b)...................                7.11

       (c)...................                N.A.

   312 (a)...................                2.05

       (b)...................               11.03

       (c)...................               11.03

   313 (a)...................                7.06

       (b)(1)................               10.03

       (b)(2)................                7.07

       (c)...................          7.06;11.02

       (d)...................                7.06

   314 (a)...................          4.03;11.02

       (b)...................               10.02

       (c)(1)................               11.04

       (c)(2)................               11.04

       (c)(3)................                N.A.

       (d)...................  10.03;10.04; 10.05

       (e)...................               11.05

       (f)...................                N.A.

   315 (a)...................                7.01

       (b)...................          7.05,11.02

       (c)...................                7.01

       (d)...................                7.01

       (e)...................                6.11

   316 (a)(last sentence)....                2.09

       (a)(1)(A).............                6.05

       (a)(1)(B).............                6.04

       (a)(2)................                N.A.

       (b)...................                6.07

       (c)...................                2.12

   317 (a)(1)................                6.08

       (a)(2)................                6.09

       (b)...................                2.04

   318 (a)...................               11.01

       (b)...................                N.A.

       (c)...................               11.01

     N.A. means not applicable.

     *This Cross-Reference Table is not part of the Indenture.

                               TABLE OF CONTENTS


                                   EXHIBITS



  Exhibit A . . . . . . . . . . . Form of Note
  Exhibit B . . . . . . . . . . . Form of Certificate of Transfer
  Exhibit C . . . . . . . . . . . Form of Certificate of Exchange
  Exhibit D . . . . . . . . . . . Form of Certificate of Acquiring
                                  Institutional Accredited Investor
  Exhibit E . . . . . . . . . . . Form of Pledge Agreement

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